Exhibit 99.1

Aquestive Therapeutics Announces Proposed Public Offering of Common Stock

Warren, N.J., March 19, 2024 (GLOBE NEWSWIRE) – Aquestive Therapeutics, Inc. (Nasdaq: AQST) (the “Company” or “Aquestive”), a pharmaceutical company advancing medicines to bring meaningful improvement to patients’ lives through innovative science and delivery technologies, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. In addition, Aquestive expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the public offering. All of the securities in the public offering are being offered by Aquestive. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Leerink Partners and Piper Sandler are acting as joint bookrunning managers for this offering. Oppenheimer & Co. is acting as lead manager for this offering.

Aquestive intends to use the net proceeds of this offering, together with the Company’s existing cash and cash equivalents, primarily to advance the development and commercialization of its product pipeline, including Anaphylm™ (epinephrine) Sublingual Film for the treatment of severe life-threatening allergic reactions, including anaphylaxis, and Libervant™ (diazepam) Buccal Film for the treatment of seizure clusters in epilepsy patients aged two to five, and for working capital, capital expenditures and general corporate purposes.

The securities described above are being offered by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-254775) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 5, 2021 only by means of a prospectus supplement and accompanying prospectus included in the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained from Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com and Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@psc.com.

This press release is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Aquestive Therapeutics

Aquestive Therapeutics, Inc. (NASDAQ: AQST) is a pharmaceutical company advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies. The Company is developing orally administered products to deliver complex molecules, providing novel alternatives to invasive and inconvenient standard of care therapies. Aquestive has five commercialized products marketed by its licensees in the U.S. and around the world and is the exclusive manufacturer of these licensed products. The Company also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven drug development and commercialization capabilities. Aquestive is advancing a late-stage proprietary product pipeline focused on treating diseases of the central nervous system and an earlier stage pipeline for the treatment of severe allergic reactions, including anaphylaxis.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The use of words such as “may,” “will,” “expect” or “intend” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Such forward-looking statements include, but are not limited to, the terms of the proposed public offering, the completion of the proposed public offering, the expected use of proceeds from the proposed offering, the grant to the underwriters of the option to purchase additional shares and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: stock price volatility and risks associated with uncertainties related to general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” and in other sections included in the preliminary prospectus supplement to be filed with the SEC, including the documents incorporated by reference therein, Aquestive’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as discussions of potential risks, uncertainties, and other important factors in any subsequent reports filed with the SEC. These documents contain and identify important factors that could cause the actual results for Aquestive to differ materially from those contained in Aquestive’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Aquestive specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Aquestive’s views as of any date subsequent to the date of this press release.

Investor Inquiries:

ICR Westwicke

Stephanie Carrington

stephanie.carrington@westwicke.com

646-277-1282